UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2012

CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Maryland

(State or Other Jurisdiction

of Incorporation)

000-50249 (Commission File Number)	52-2298116 (IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY (Address of Principal Executive Offices)	10020 (Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As previously disclosed, Corporate Property Associates 15 Incorporated, a Maryland corporation (“CPA®:15”), and W. P. Carey & Co. LLC, a Delaware limited liability company (“W. P. Carey”), proposed a combination of their companies (the “Merger”) pursuant to an Agreement and Plan of Merger, dated as of February 17, 2012, with CPA 15 Holdco, Inc., a wholly-owned subsidiary of CPA®:15 (“CPA 15 Holdco”), W. P. Carey REIT, Inc. (now named W. P. Carey Inc.), a wholly-owned subsidiary of W. P. Carey (“W. P. Carey Inc.”), CPA 15 Merger Sub Inc., an indirect subsidiary of W. P. Carey Inc. (“CPA 15 Merger Sub”), and, for the limited purposes set forth therein, Carey Asset Management Corp. and W. P. Carey & Co. B.V (the “Merger Agreement”).

On September 28, 2012, CPA®:15 and W. P. Carey completed the Merger whereby CPA®:15 merged with an indirect wholly-owned subsidiary of CPA®:15, with CPA®:15 surviving the merger as a wholly-owned subsidiary of CPA 15 Holdco, and immediately thereafter CPA 15 Holdco merged with CPA 15 Merger Sub, with CPA 15 Merger Sub surviving the merger as an indirect subsidiary of W. P. Carey Inc. and CPA®:15 becoming a direct subsidiary of CPA 15 Merger Sub and an indirect subsidiary of W. P. Carey Inc.

In the Merger, each holder of CPA®:15 common stock issued and outstanding immediately prior to the effective time of the Merger, other than shares owned by any holders of CPA®:15 common stock who perfect their appraisal rights, received for each share of CPA®:15 common stock held consideration consisting of: (i) $1.25 in cash and (ii) 0.2326 shares of W. P. Carey Inc. common stock (the “Merger Consideration”). Neither W. P. Carey nor any of its subsidiaries received any Merger Consideration for shares of CPA®:15 common stock owned by them.

In addition, on September 28, 2012, as a condition to the closing of the Merger, W. P. Carey reorganized its company in order to qualify as a real estate investment trust for U.S. federal income tax purposes (the “REIT Reorganization”). As part of the REIT Reorganization, W. P. Carey merged with and into W. P. Carey Inc. (the “W. P. Carey Merger”), with W. P. Carey Inc. succeeding to the existing business of W. P. Carey. At the effective time of the W. P. Carey Merger, each outstanding W. P. Carey listed share was converted into one share of W. P. Carey Inc. common stock.

The shares of W. P. Carey Inc. common stock commenced trading on the New York Stock Exchange under the symbol “WPC” on October 1, 2012.

The Merger was approved by the requisite vote of the stockholders of CPA®:15 at a special meeting held on September 13, 2012. The Merger, REIT Reorganization and W. P. Carey Merger were approved by the requisite vote of shareholders of W. P. Carey at a special meeting held on September 13, 2012.

Under Maryland law, CPA®:15 stockholders who voted against the Merger are entitled to dissenters rights as a result of the merger of CPA®:15 with its indirect wholly-owned subsidiary. Any qualifying CPA®:15 stockholders who wish to exercise their right to demand payment of the fair value of their stock in lieu of the Merger Consideration must make a written demand on CPA®:15 on or before October 18, 2012, which is 20 days from the date that the articles of merger were filed with the State Department of Assessments and Taxation of Maryland, for the payment of their CPA®:15 common stock stating the number and class of shares for which payment is demanded. Additional details regarding CPA®:15 stockholders’ rights of appraisal are set forth in the joint proxy statement/prospectus on Form S-4, as amended, filed by W. P. Carey Inc., which was declared effective by the Securities and Exchange Commission on July 30, 2012 (the “Form S-4”).

CPA®:15 was managed by W. P. Carey and its affiliates pursuant to written advisory agreements. The advisory agreements were automatically terminated upon the closing of the Merger.

The foregoing descriptions of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, reference to the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to CPA®:15’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 21, 2012 and is incorporated herein by reference.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information disclosed in Item 2.01 is hereby incorporated by reference.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT.

The information disclosed in Item 2.01 is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

Date: October 4, 2012	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director and Secretary